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SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2003

FIRST CONSULTING GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits

        (c)   Attached as Exhibit 99.1 to this report is FCG's press release furnished under Item 9 of this report.

Item 9.    Regulation FD Disclosure

        On June 24, 2003, First Consulting Group issued a press release announcing its anticipated financial results for the second quarter of 2003. The full text of this press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.
Date: June 24, 2003	By:	/s/ MICHAEL A. ZUERCHER Michael A. Zuercher VP, General Counsel and Secretary

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SIGNATURES